UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 12, 2010

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                      Material Modification to Rights of Security Holders.

On August 12, 2010, the Executive Committee of the Board of Directors of Sun Healthcare Group, Inc. (the “Company”) approved an amendment to the Rights Agreement, dated as of May 24, 2010 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.  On August 18, 2010, the Company amended the Rights Agreement to provide that FMR LLC and its affiliates and associates shall not be deemed an “Acquiring Person”, as defined in the Rights Agreement, unless and until such time as FMR LLC together with its affiliates and associates shall be the beneficial owner of more than 14.9% of the shares of common stock of the Company then outstanding. The description of the terms of Amendment No. 1 to the Rights Agreement is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of Amendment No. 1 to the Rights Agreement, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01.                       Financial Statements and Exhibits.

Exhibits.                         The following exhibit is filed as part of this report:

4.1	Amendment No.1, dated August 18, 2010, to the Rights Agreement, dated May 24, 2010, between Sun Healthcare Group, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Healthcare Group, Inc.
Dated: August 18, 2010	By:	/s/ Michael Berg
Name: Michael Berg
Title: Secretary